Exhibit 99.8.56

FORM N-4, ITEM 24(b)(8.56)

Form of Shareholder Services Agreement For Class R1 & Class R2 Shares between

American United Life Insurance Company, OneAmerica Securities, Inc.,

DFA investment Dimensions Group, Inc. and Dimensional Investment Group, Inc.

Class R1 & R2 Service Agreement

Omnibus/ After Hours NSCC

Financial Advisor Bank and 401 (k)

SHAREHOLDER SERVICES AGREEMENT

FOR CLASS R1 & CLASS R2 SHARES

This SHAREHOLDER SERVICES AGREEMENT FOR CLASS R1 & CLASS R2 SHARES (this “Agreement”) is entered into as of April 13, 2011 between American United Life Insurance Company, a corporation organized under the laws of Indiana and OneAmerica Securities Inc. (together, hereinafter referred to as the “Shareholder Services Agent”), and each of Dimensional Investment Group Inc. and DFA Investment Dimensions Group Inc. (together, the “Companies” and each, the “Company”), each an investment company, on behalf of certain of its portfolios identified on Schedule B attached hereto, as amended from time to time by the Company in its sole discretion (individually a “Portfolio” and collectively, the “Portfolios”).

WHEREAS, each Company represents that each Portfolio offers Class R1 Shares and Class R2 Shares (collectively, the “Class R Shares”), which are distributed by DFA Securities LLC (“DFAS”) and recorded by the Portfolio’s transfer agent; and

WHEREAS, Class R Shares are offered to investors who desire an expanded array of shareholder services, including certain administrative, shareholder and/or account maintenance service functions not performed by Dimensional Fund Advisors LP (“Dimensional”), the Portfolios’ investment advisor and administrator; and

WHEREAS, DFAS is a member of the National Securities Clearing Corporation (“NSCC”) on behalf of the Portfolios; and

WHEREAS, the Shareholder Services Agent currently provides certain administrative services to qualified retirement plans and employer-sponsored non-qualified deferred compensation plans (individually a “Plan” and together the “Plans”) that are overseen by a trustee, sponsor or administrative committee (“Plan Representative”) for the benefit of participants of the Plan (each a “Beneficiary” and collectively, the “Beneficiaries”); and

WHEREAS, the Shareholder Services Agent or its authorized agent or designee is a member of the NSCC; and

WHEREAS, the Shareholder Services Agent and the Company, on behalf of the Portfolios, desire that the transmission and acceptance of electronic instructions for the purchase and redemption of the Class R Shares be facilitated through one or more master accounts with the Company or its designated transfer agent established by the Shareholder Services Agent in the Shareholder Services Agent’s own name, or as nominee on the NSCC System; and

WHEREAS, each Company has the power and authority to appoint qualified entities to provide shareholder services for the benefit of investors in the Class R Shares of its Portfolios; and

WHEREAS, each Company, on behalf of its Portfolios, desires the Shareholder Services Agent to provide certain shareholder services to the Plans and their Beneficiaries that invest in Class R Shares of the Portfolios, and the Shareholder Services Agent is willing and qualified to provide such shareholder services.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

Article 1                                               Terms of Appointment

Subject to the terms and conditions set forth in this Agreement and the Schedules attached hereto, which are made a part hereof, each Company, on behalf of its Portfolios, hereby appoints the Shareholder Services Agent to provide shareholder services to Plans and their Beneficiaries that purchase Class R Shares of the Portfolios.

Article 2                                               Performance of Services

Section 2.1                                   The Shareholder Services Agent shall maintain, on behalf of the Plans, one or more omnibus accounts (the “Omnibus Accounts”) with the Portfolios or their designated transfer agent for use of the NSCC System. New Account applications must be submitted by the Shareholder Services Agent to and accepted by the Company, on behalf of the Portfolios, and not through the NSCC’s automated account opening procedures. The Accounts shall be held by the Shareholder Services Agent on behalf of the Plans in the name of the Shareholder Services Agent or nominee name of the Shareholder Services Agent. The Shareholder Services (as defined below) provided by the Shareholder Services Agent on behalf of the Plans shall not be the responsibility of the Portfolios, the Portfolios’ transfer agent, Dimensional or DFAS.

Section 2.2                                    The Shareholder Services Agent agrees to the terms of, and shall perform the applicable shareholder services and functions specified in Schedule A attached hereto (“Shareholder Services”) and the duties and functions specified in Schedule 0 attached hereto (“Rule 22c-2 Provisions”) for Plans and their Beneficiaries with respect to Class R1 and Class R2 Shares owned by Plans and held in one or more Omnibus Accounts established by the Shareholder Services Agent on the books and records of the Portfolios.

The Shareholder Services Agent represents that it and/or any of its agents or designees required to be members of the NSCC in order to provide the services to be provided by them hereunder are members of the NSCC and agrees that the terms and conditions of NSCC membership shall be incorporated herein and the parties hereto shall act according to their duties as NSCC members and the procedures established by the NSCC, specifically, with respect to the transmission and acceptance of electronic instructions for the purchase and redemption of Class R Shares through the NSCC system. Further, the Shareholder Services Agent for itself and its agents and designees, and on behalf of the third party administrators for the Plans, agrees to the terms and conditions contained in this Agreement relating to the Class R1 and Class R2 Shares.

Section 2.3                                   The parties hereto agree that the Shareholder Services are administrative services and are not investment advisory or distribution-related services.

Section 2.4                                   The Shareholder Services Agent may enter into a subcontract with one or more qualified entities to provide any of the Shareholder Services to one or more of the Plans for which the Shareholder Services Agent provides recordkeeping services; provided, however, that (a) the Shareholder Services Agent remains fully responsible for the performance of this Agreement in accordance with its terms and (b) the Shareholder Services Agent must require any such subcontractor to comply with the terms of this Agreement. The Shareholder Services Agent shall provide the Company with seventy-five (75) days prior written notice of any change in subcontractor or any new subcontract the Shareholder Services Agent wishes to enter into, which time period may be reduced at the discretion of the Company.

Article 3                                               Omnibus Account Information

Section 3.1                                   The Shareholder Services Agent shall transmit to the Company (or to any agent designated by the Company) such information concerning the Plans as shall be required pursuant to Schedule A and as the Company shall conclude is reasonably necessary for the Company or its agent(s) to provide transfer agency services to the Portfolios and to enable the Company to comply with applicable state blue sky laws with respect to each Portfolio.

Section 3.2                                    Upon the reasonable request of the Company, the Shareholder Services Agent will provide the Company, or its designee, with access to the Shareholder Services Agent’s facilities and records relating to the services to be provided under this Agreement, and the Shareholder Services Agent will respond to requests for information or other inquires from the Company. In addition, upon the request of the Company, or its designee, at any time, the Shareholder Services Agent will promptly provide the Company with information as to the number of Class R1 Shares and Class R2 Shares held by each Plan.

Article 4                                               Maintenance of Records

Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with the provision of services contemplated hereunder. Upon the request of an authorized representative of a party hereto, which request must be in writing, the relevant party shall provide copies of all records as may be necessary to (a) monitor and review the performance of such party’s activities; (b) assist any party in resolving disputes, reconciling records or responding to an auditor’s inquires; (c) comply with any request of a governmental body or self-regulatory organization; (d) verify compliance by any party with the terms of this Agreement; (e) make required regulatory reports; and (f) perform general customer service.

Article 5                                               Portfolio Prospectuses

Section 5.1                                   The Shareholder Services Agent’s performance of the Shareholder Services, including without limitation the purchase and redemption of Class R Shares of the Portfolios for the Omnibus Accounts, shall be subject to the terms and conditions set forth in the Portfolios’ then current prospectus(es) and statement(s) of additional information, and the Shareholder Services Agent shall operate in accordance therewith.

Section 5.2                                   The Shareholder Services Agent and its agents shall not make any representation concerning the Company, a Portfolio or Class R Shares except those contained in the then current prospectus(es) and statement(s) of additional information of the Portfolios and current sales literature approved by the Company.

Article 6                                               Operation of Portfolios

In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Portfolios, including any determination to offer or to discontinue to offer either or both of the Class R1 Shares or Class R2 Shares of any Portfolio.

Article 7                                               Expenses

Section 7.1                                   The Shareholder services Agent shall bear all expenses necessary and incidental to the performance of the Shareholder Services.

Section 7.2                                   The Company shall provide the Shareholder Services Agent with a quantity of prospectuses and statements of additional information to be used in connection with this Agreement that the Company deems to be legally sufficient. The Shareholder Services Agent shall bear none of the expenses for the costs of registration of the Portfolios’ shares, or the preparation and filing of prospectuses, proxy materials and periodic reports. The expense of printing and distributing to the Shareholder Services Agent a legally sufficient number of prospectuses and statements of additional information shall be paid by the Company or Dimensional, as appropriate. The Shareholder Services Agent shall pay the cost of distributing such materials to the Plans and their Beneficiaries as set forth in Schedule A of this Agreement.

Article 8                                               Relationship of Parties

Section 8.1                                  The Shareholder Services Agent shall provide the Shareholder Services hereunder as an independent contractor and not as an employee or agent of either Company or any of the Portfolios. No party shall hold itself out as an agent of another party with the authority to bind such party. Notwithstanding the foregoing, the Shareholder Services Agent shall be deemed to be a limited agent of the Company and the Portfolios solely with respect to the receipt of orders for the purchase, transfer and redemption of Class R Shares of the Portfolios as provided herein in Schedule A.

Section 8.2                                  The Shareholder Services Agent will not hold itself out to the public, or engage in any activity that could be construed to be serving as a distributor for the Portfolios.

Section 8.3                                   The Shareholder Services Agent acknowledges that the Company does not undertake to supervise the Shareholder Services Agent in the performance of the Shareholder Services and that the Companies, the Portfolios, Dimensional or any of the Portfolios’ other designated transfer agents or service providers shall not be responsible for the Shareholder Services Agent’s performance of the Shareholder Services or the performance of any other functions or services for the Plans or their Beneficiaries.

Article 9                                               Confidentiality

The parties shall keep confidential any information regarding the Portfolios, the Plans and Beneficiaries received in connection with providing the services hereunder, except: (a) as necessary to provide the Shareholder Services; (b) as necessary to comply with applicable law; and (c) information regarding the Portfolios which is otherwise publicly available. The Shareholder Services Agent shall maintain internal safekeeping procedures to safeguard and protect the confidentiality of the data transmitted to it by a Company or its transfer agent. In accordance with Section 248.11 of Regulation Sop (17 CFR 248.1-248.30) (“Reg S-P”), the Shareholder Services Agent will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg S-P, received from a Company to any person that is not affiliated with the Company or with the Shareholder Services Agent and provided that any such information disclosed to an affiliate of the Shareholder Services Agent shall be under the same limitations on non-disclosure.

Article 10                                        Fees

Section 10.1                              In consideration of the Shareholder Services Agent’s performance of the Shareholder Services to a Plan, the Company, on behalf of each applicable Portfolio, agrees to pay the Shareholder Services Agent the fees described in Schedule C (the “Shareholder Services Fees”).

Section 1 0.2                           Each Company will calculate or cause its agent(s) to calculate the Shareholder Services Fees at the end of each month, and will send or cause to be sent to Shareholder Services Agent the requisite payment within thirty (30) days after the end of such month. The Shareholder Services Agent shall have fifteen (15) days after receipt of payment in which to notify the Company if it disagrees with the amount of such payment, in which case the parties will negotiate in good faith to resolve any differences.

Section 10.3                             The parties agree that the Shareholder Services Fees are for recordkeeping and administrative services only, and are not for legal, investment advisory, advertising or distribution services.

Article 11                                        Standard of Care/Liability

Section 11.1                             The Shareholder Services Agent will use due diligence and reasonable care in providing all Shareholder Services under this Agreement and will act in a timely manner and in good faith to assure the accuracy and completeness of the Shareholder Services to be performed under this Agreement. The Shareholder Services Agent shall be responsible for its own negligent actions or omissions, misfeasance, breach of fiduciary duty, bad faith or disregard of its duties.

Section 11.2                             Responsibility for processing errors with respect to the Omnibus Accounts, should they occur, shall be assigned to the responsible party.

Article 12                                        Representations, Warranties and Covenants

Section 12.1                            The Shareholder Services Agent represents, warrants, and covenants that the following are true and will remain true throughout the term of this Agreement:

i)                                     it is a member of NSCC;

ii)                                  it is a corporation duly organized and existing in good standing under the laws of its state of organization or incorporation;

iii)                               it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement; the performance of its obligations hereunder does not and will not violate or conflict with any governing document or agreements of the Shareholder Services Agent or any applicable law; and when executed and delivered, this Agreement shall constitute a valid, legal and binding obligation of the Shareholder Services Agent, enforceable in accordance with its terms;

iv)                               it will deliver to the Company evidence of such authorization as the Company may reasonably require, whether by way of certified resolution or otherwise;

v)                                 the arrangements provided for in this Agreement will be disclosed to each Plan, or its Plan Representative, prior to the provision by the Shareholder Services Agent of any Shareholder Services with respect to such Plan;

vi)                              it will not be a “fiduciary” of the Plan as such term is defined in Section 3(21) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Shareholder Services Agent’s receipt of the fees described in Article 10 hereof will not constitute a “prohibited transaction” as such term is defined in ERISA and Section 4975 of the Code;

vii)                           it is either (a) a bank as defined in the Securities Exchange Act of 1934, as amended (the “1934 Act”); (b) a transfer agent registered pursuant to Section 17 A of the 1934 Act; (c) a broker/dealer registered pursuant to Section 15 of the 1934 Act or (d) is not required to be registered as such under the 1934 Act;

viii)                        it has adequate experience and resources to perform the services required under this Agreement and the Shareholder Services will be performed by qualified personnel, in accordance with the terms of this Agreement and according to the highest industry standards, and upon written request will provide evidence of the same to the Company and will promptly notify the Company in the event that the Shareholder Services Agent is, for any reason, unable to perform any of its obligations under this Agreement;

ix)                                it has received a copy(ies) of the Portfolios’ current prospectus(es) and will abide by all applicable provisions thereof and of further versions thereof;

x)                                   it (i) has implemented policies and procedures that provide reasonable assurance that orders with respect to Class R Shares of the Portfolios are processed in accordance with this Agreement, the Portfolios’ prospectus(es) and Rule 22c-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), and such procedures prevent or detect, on a timely basis, instances of noncompliance with the procedures for the processing of orders for Class R Shares of the Portfolios in accordance with this Agreement, the Portfolios’ prospectus(es) and Rule 22c-1 of the 1940 Act, and (ii) will promptly notify the Company if it believes, or has knowledge that, its policies and procedures are inadequate for the purposes of this Section;

xi)                                 it will cooperate with the Company and the Portfolios in providing information as provided in Schedule D hereto and will assist the Company and the Portfolios in preventing possible market timing and other trading activities in violation of the Portfolios’ policies and procedures, including without limitation restricting or prohibiting further purchases or exchanges of Portfolio shares as provided in Schedule D hereto;

xii)                             it shall comply with all applicable federal and state securities, insurance, ERISA and tax laws, rules and regulations applicable to its activities and the provision of services contemplated by this Agreement;

xiii)                          it will not undertake any Shareholder Services with respect to a Plan, nor engage in any transactions with respect to Class R Shares of the Portfolios on behalf of a Plan unless the Shareholder Services Agent has previously entered into a contractual arrangement for the provisions of record keeping or other services with such Plan;

xiv)                         it is not the investment advisor to any Plan with respect to which it is providing Shareholder Services hereunder;

xv)                            it will only process transactions with respect to Class R Shares of the Portfolios based upon instructions received from a Plan, a Plan Administrator or a Beneficiary (in accordance with each Plan’s documents); and

xvi)                         it shall (i) not use any compensation paid by the Company pursuant to this Agreement to finance any activity that is primarily intended to result in the sale of Class R Shares of the Portfolios within the meaning of Rule 12b-1 under the 1940 Act and (ii) shall annually certify to the Company’s Chief Compliance Officer that it has complied with this requirement.

xvii)                      it shall allow the Company or a third party designated by the Company to, upon 10 business days’ prior notice, visit its locations and/or request documentation to audit its processes, procedures and service levels.

xviii)                   to the extent applicable, it has adopted an Anti-Money Laundering Compliance Program (the “Program”) reasonably designed to meet the requirements of the USA PATRIOT Act, including without limitation, suspicious activity monitoring procedures, procedures to comply with Treasury’s Office of Foreign Asset Control rules prohibiting transactions with certain foreign countries or their nationals, a customer identification program, and an employee training program, is in material compliance with its Program and shall promptly notify Dimensional if there has been a material violation thereof.

Section 12.2                             Each Company represents, warrants and covenants that the following are true and will remain true throughout the term of this Agreement:

i)                                     DFAS is a member of NSCC;

ii)                                  it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

iii)                               it is an investment company registered under the 1940 Act;

iv)                              it is authorized to enter into and perform this Agreement and the performance of the Company’s obligations hereunder does not and will not violate or conflict with any governing documents or agreements to which the Company is a party or any applicable law;

v)                                 the Company, on behalf of the Portfolios, will deliver to the Shareholder Services Agent evidence of such authorization as the Shareholder Services Agent may reasonably require, whether by way of certified resolution or otherwise; and

vi)                               neither it nor the Portfolios shall, without written consent of the Shareholder Services Agent, make representations concerning the Shareholder Services Agent or its affiliates.

Article 13                                        Indemnification

Section 13.1                            The Shareholder Services Agent agrees to indemnify and hold harmless the Companies, the Portfolios, Dimensional, DFAS and each of their respective directors, officers, employees, representatives, designees, agents and each person, if any, who controls such entities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the 1940 Act (collectively, the “Company Indemnitees”) against any actual losses (excluding consequential or special damages), lawsuits, claims, regulatory investigations or proceedings, damages or liabilities, including legal fees and disbursements (collectively, “Loss”) to which a Company Indemnitee may become subject insofar as such Loss arises out of: (i) the Shareholder Services Agent’s failure to comply with the terms of this Agreement or the falsity of or breach of any representation, warranty or covenant made by the Shareholder Services Agent; (ii) the Shareholder Services Agent’s disregard of its duties, negligence, misfeasance, breach of fiduciary duty, or bad faith conduct or that of its employees, agents, designees or contractors in connection herewith; or (iii) the Shareholder Services Agent’s failure to provide necessary information or directions on a timely basis as requested by the Company; provided, however, that the Shareholder Services Agent will not be liable for indemnification hereunder of any Company Indemnitee to the extent that any Loss results solely from the negligence or willful misconduct of such Company Indemnitee.

Section 13.2                            The Company, on behalf of the Portfolio, agrees to indemnify and hold harmless the Shareholder Services Agent and its directors, officers, employees, representatives, designees, agents and each person, if any, who controls the Shareholder Services Agent within the meaning of the Securities Act (collectively, “Shareholder Services Agent Indemnitees”), against any Loss to which an Indemnitee may become subject insofar as such Loss arises out of: (i) the Company or the Portfolio’s failure to comply with the terms of this Agreement or falsity of or breach of any representation, warranty or covenant made by the Company or the Portfolio; (ii) the Company’s or the Portfolio’s negligence, misfeasance or bad faith conduct or that of its employees or agents in connection herewith; or (iii) the Company’s or the Portfolio’s failure to provide necessary information or directions on a timely basis as requested by the Shareholder Services Agent; provided, however, that neither the Company nor the Portfolio will be liable for indemnification hereunder of any Shareholder Services Agent Indemnitee to the extent that any Loss results from the negligence or willful misconduct of such Shareholder Services Agent Indemnitee.

Section 13.3                             Promptly after receipt by any indemnitee under this Article 13 of notice of the commencement of a claim or action that may be covered hereunder (the “Claim”), the indemnitee shall notify the Shareholder Services Agent or the Company, as applicable, of the commencement thereof. The indemnitee shall provide the indemnitor with complete details, documents and pleadings concerning any Claim. The indemnitor will be entitled to participate with the indemnitee in the defense or settlement of any Claim at the indemnitor’s expense. The indemnitor may defend any Claim with counsel of its choice, if the indemnitee shall consent to such counsel (which consent shall not be unreasonably withheld).

Article 14                                        Amendment

No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of any party in exercising any power or right precludes any other or further exercise of any other power or right.

Article 15                                        Termination

Section 15.1                            This Agreement shall become effective as of the date first-above written and shall continue in effect until terminated as set forth below.

Section 15.2                            This Agreement shall automatically terminate as it relates to the Shareholder Services provided by the Shareholder Services Agent with respect to any Plan, if and when the Shareholder Services Agent’s contractual relationship with such Plan is terminated or the performance by the Shareholder Services Agent of the Shareholder Services to such Plan is terminated.

Section 15.3                            This Agreement shall automatically terminate if the authorizations, licenses, qualifications or registrations required to be maintained by the Shareholder Services Agent in connection with the performance of its duties hereunder shall lapse or cease at any time to be in full force and effect.

Section 15.4                            This Agreement may be terminated at any time by either the Shareholder Servicing Agent or the Companies upon sixty (60) days’ notice in writing to the other party.

Section 15.5                              In the event of any termination of this Agreement either in its entirety or with respect to any Plan; (i) the Shareholder Services Agent shall at its own expense, take such actions and provide such information as may be reasonably necessary to protect the interests of the Plan following the termination and to ensure an orderly transition in the provision of such services to each Plan; (ii) the Shareholder Services Agent hereby undertakes to cooperate fully with the Company in accomplishing any transition to another shareholder services agent; (iii) purchases of the Class R Shares of the Portfolios on behalf of one or more Plans, as applicable, pursuant to this Agreement shall no longer be permitted; (iv) the Shareholder Services Agent may continue to accept and process redemptions of Class R Shares of the Portfolios pursuant to the terms of this Agreement; and (v) the Shareholder Services Agent may maintain investments in the Portfolios on behalf of a Plan without further payment from the Company. For so long as the Shareholder Services Agent is a nominee of an Omnibus Account on behalf of a Plan that holds Class R Shares, the Shareholder Services Agent. shall continue to provide all the reports to the Company required by this Agreement.

Section 15.6                           This Agreement shall be terminated immediately upon a material breach by any party not cured within thirty (30) days after notice from the other(s).

Article 16                                        Insurance

The Shareholder Services Agent shall self insure or shall maintain insurance, including fidelity, errors and omissions insurance, and if necessary, other bonding issued by a qualified insurance carrier, of the type ordinarily maintained in the industry and in commercially reasonable amounts and upon request from a Company shall provide proof of such insurance. The Shareholder Services Agent shall notify the Companies immediately upon any termination of its insurance. No party hereto shall assert, or agree with the assertion that any provision of this Agreement may be construed to relieve an insurer of any obligation to pay claims to a Company, the Shareholder Services Agent or other parties that would otherwise be a covered claim in the absence of any provision of this Agreement.

Article 17                                        Notices

Each notice required by this Agreement shall be given in writing and delivered personally, mailed by certified mail or sent by facsimile or other means of electronic communication to the other party at the following address or such other address as each party may give notice to the other:

If to the Shareholder Services Agent, to:

Terry Burns,

Assistant Vice President

One American Square, PO Box 368

Indianapolis, IN 46206

Telephone: 317-285-1618

Facsimile: 317-285-1488

E-Mail: terry.burns@oneamerica.com

If to the Company or any Portfolio, to:

DIMENSIONAL INVESTMENT GROUP INC. or

DFA INVESTMENT DIMENSIONS GROUP INC. (as applicable)

6300 Bee Cave Road, Bldg One

Austin, Texas 78746

Attention: Legal Department and Operations Supervisor

Telephone: (512) 306-7400

Facsimile: (512) 306-7426

E-Mail: legal@dimensional.com

A notice given pursuant to this Article 17 shall be deemed given immediately when delivered personally or sent by facsimile or electronic communication with confirmation of receipt and three (3) days after the date of certified mailing.

Article 18                                        Governing Law; Consent to Jurisdiction

Section 18.1                             This Agreement shall be governed by, and’ construed and enforced in accordance with, the laws of the State of Texas, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

Section 18.2                             Any suit, action or proceeding arising out of this Agreement may be instituted in any Federal Court sitting in Travis County” State of Texas, United States of America, and the parties irrevocably submit to the exclusive jurisdiction of any such court in any such suit, action or proceeding and waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding, brought in such a court and any claim that such suit, action, or proceeding was brought in an inconvenient forum.

Article 19                                        Complete Agreement

This Agreement and the Schedules and Exhibits attached hereto contain the full and complete understanding of the parties and supersede all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral, written, express or implied.

Article 20                                        Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

Article 21                                        Assignment

Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other party, but this Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and permitted assigns.

Article 22                                        Survival

The provisions of Articles 4, 9, and 13 and Section 15.5 shall survive the termination of this Agreement.

Article 23                                        Captions

The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Article 24                                        Severability; Conflicts

If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If there is any conflict between the provisions in this Agreement and those of the prospectus and statement of additional information of any Portfolio, the prospectus and statement of additional information shall govern.

Article 25                                        Non-Exclusivity

The parties acknowledge that any other party may enter into similar agreements with other parties relating to providing similar services to the Company, the Portfolios or other open-end investment companies.

Article 26                                        Proprietary Rights

Except with respect to a list of fund offerings, neither the Shareholder Services Agent nor its agents or designees shall, without the prior written consent of the Company, use the name or trademark of the Company, Dimensional, DFAS or the Portfolios. The forwarding of any prospectus, proxy statement, shareholder report or any other document originating from the Company, Dimensional, DFAS or the Portfolios shall not be deemed to be a violation of this provision. Upon termination of this Agreement for any reason, the Shareholder Services Agent and its agents and designees shall immediately cease all use of any name or trademark of the Company, Dimensional, DFAS or the Portfolios.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the day and year first above written.

SHAREHOLDER SERVICES AGENT:

American United Life Insurance Company

By:	/s/ Terry W. Burns

Name:	Terry W. Burns

Title:	Assistant Vice President

OneAmerica Securities, Inc.

By:	/s/ Nicholas A. Filing

Name:	Nicholas A. Filing

Title:	President, OneAmerica Securities, Inc

DIMENSIONAL INVESTMENT GROUP INC. on behalf of its portfolios listed on Schedule B as amended from time to time by the Company in its sole discretion

By:	/s/ Valerie A. Brown

Name:	Valerie A. Brown

Title:	Vice President

DFA INVESTMENT DIMENSIONS GROUP INC. on behalf of its portfolios listed on Schedule B as amended from time to time by the Company in its sole discretion

By:	/s/ Catherine L. Newell

Name:	Catherine L. Newell

Title:	Vice President and Secretary

SCHEDULE A

DUTIES OF THE SHAREHOLDER SERVICES AGENT

The Shareholder Services Agent shall perform shareholder services in accordance with the procedures, each as set forth in this Schedule A. Except as otherwise indicated below the Shareholder Services Agent shall be required to perform the shareholder services with respect to both Class R1 Shares and Class R2 Shares. (For the avoidance of doubt, nothing herein shall prevent the Shareholder Services Agent from performing services outside the scope of this Agreement.)

1.                                   Omnibus Account Information

(a)                              The Shareholder Services Agent shall open and maintain one or more Omnibus Accounts on the books and records of the Portfolios, with the Shareholder Services Agent as nominee for the Plan(s), with respect to the Plan(s) to which it provides Shareholder Services.

(b)                              Upon the opening of each such Omnibus Account, the Shareholder Services Agent will identify to the Company, the name of the Plan(s) on whose behalf the account is being opened (and the name of the financial advisor(s) of such Plans, if applicable) and shall subsequently identify to the Company the name of each Plan (and the name of the financial advisor(s) of such Plan, if applicable) that is added as a participant to the Omnibus Account.

(c)                              The Shareholder Services Agent shall maintain a record of the number of Class R1 Shares and Class R2 Shares of each Portfolio held by the Omnibus Accounts on behalf of each Plan and each of its Beneficiaries.

(d)                             The Shareholder Services Agent shall also provide the Company, within five (5) business days of the end of each month, with a report, substantially in the form attached hereto as Exhibit 2 (or as otherwise agreed upon by the Company), as of the end of the prior month.

(e)                              The Company or its agent will provide to the Shareholder Services Agent: (i) daily confirmations of Omnibus Account activity within five business days after each day on which a purchase or redemption of Class R1 Shares or Class R2 Shares is effected for the particular Omnibus Account, (ii) monthly statements detailing activity in each Omnibus Account within ten business days after the end of each month and (iii) such other statements as reasonably requested.

2.                                    Participant Services

(a)                               Services Applicable to Both Class R1 Shares and Class R2 Shares

(i)                               The Shareholder Services Agent shall: (A) maintain separate records for each Beneficiary that reflect the Class R1 Shares and Class R2 Shares of each Portfolio purchased, redeemed and transferred and the share balances in Class R1 Shares and Class R2 Shares of each Portfolio; (B) disburse or credit to each Beneficiary all proceeds of redemptions of Class R1 Shares and Class R2 Shares of the Portfolios and all dividends and other distributions not reinvested in Class R1 Shares or Class R2 Shares of the Portfolios; and (C) maintain records of the residence or company address and taxpayer identification number of each Beneficiary.

(ii)                             The Shareholder Services Agent shall investigate all inquiries from Beneficiaries and Plan Representatives relating to interests of Beneficiaries in the Omnibus Accounts and shall respond to all communications from Beneficiaries, Plan Representatives and other persons having an interest in a Plan relating to the Shareholder Services Agent’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Shareholder Services Agent and the Company.

(b)                              Services Applicable to Class R2 Shares Only

(i)                                The Shareholder Services Agent shall provide Website access to each Plan and/or Beneficiary, showing: (i) the total ownership in each investment option which contains the Class R2 shares by the Plan or Beneficiary as of the statement closing date; and (ii) purchases and redemptions in the investment options which contain the Class R2 shares by each Plan and/or Beneficiary during the period covered by the statement.

(ii)                             The Shareholder Services Agent shall make available to Beneficiaries an automated voice response unit (“VRU”) for telephone inquiries and investment instructions. The Shareholder Services Agent shall implement commercially reasonable security measures, consistent with industry standards, designed to control access to the VRU. The Shareholder Services Agent shall use its best efforts to provide uninterrupted access to the VRU sufficient to accommodate the reasonably expected level of use by the Beneficiaries and, to the extent within its control, shall perform required maintenance of the VRU and related equipment only during hours that United States securities markets are not open for business. The Shareholder Services Agent shall make personnel available to answer Beneficiary questions concerning their accounts.

3.                              Mailing Communications.    The Shareholder Services Agent shall forward to the appropriate Plan or its designee all reports to shareholders, dividend and distribution notices, prospectuses and other legally required disclosure documents.

4.                               Proxy Materials.

(a)                         Services Applicable to Both Class R1 Shares and Class R2 Shares. In the event that the Company issues proxy materials for a meeting of shareholders of any Portfolio, the Company shall forward to the Shareholder Services Agent a quantity of such materials it deems to be legally sufficient. The Shareholder Services Agent shall forward to the appropriate Plan or its designee all such proxy materials for each Portfolio’s meetings of shareholders.

(b)                       Services Applicable to Class R2 Shares Only.  In connection with meetings of shareholders, the Shareholder Services Agent shall to the full extent permitted under the Shareholder Services Agent’s agreements with the Plans and in accordance with applicable laws, use its best efforts to assist the Portfolios and their designated agents in obtaining timely voting instructions from the Plans and/or its Beneficiaries pertinent to any Portfolio proxy solicitation in order to cast votes at a shareholder meeting.

5.                             Transactions in Shares.

(a)                              Acceptance of Orders to Purchase Shares. The Shareholder Services Agent, as a limited agent of the Portfolios, shall receive for acceptance all orders from Plans and/or Beneficiaries for the purchase of Class R 1 Shares and Class R2 Shares of the Portfolios on each business day the New York Stock Exchange is open for regular business (“Business Day”), stamp each order with, or maintain a record of, the date and time received, and shall process each order in accordance with the purchase procedures set forth in each Portfolio’s then current prospectus and statement of additional information. Only with respect to transmission of orders to the Portfolios by the Shareholder Services Agent (see Section 7(b)) and settlement of orders by the Shareholder Services Agent or the Portfolios (see Section 7(c)), a “Business Day” shall also include any day on which the NSCC’s Defined Contribution Clearance and Settlement (“OCC&S”) System is open to transmit and settle such orders, even if on such day the New York Stock Exchange is closed for regular business. Orders will be transmitted as provided in Section 7 below;

(b)                             Recordation of the Issuance of Shares. The Shareholder Services Agent shall, pursuant to such purchase instructions, coordinate with the transfer agent of a Portfolio to issue the appropriate number of Class R1 Shares and/or Class R2 Shares and record such Class R Shares in the appropriate Omnibus Account. The Shareholder Services Agent shall record the issuance of the Class R1 Shares and/or Class R2 Shares to the Plan and maintain a record of the total number of such Class R Shares which are so issued, based upon data provided to the Shareholder Services Agent by the Portfolios’ transfer agent. Such Class R1 Shares and/or Class R2 Shares shall be reflected on appropriate accounts maintained by the Shareholder Services Agent reflecting outstanding Class R1 Shares and/or Class R2 Shares attributed to the individual accounts of a Plan or Beneficiary.

6.                                  Transfer and Redemption

(a)                              Requirements for Transfer or Redemption of Shares. The Shareholder Services Agent, as a limited agent of the Portfolios, shall process all instructions from Beneficiaries or Plans to transfer or redeem Class R1 Shares and/or Class R2 Shares in accordance with the transfer or repurchase procedures set forth in each Portfolio’s then current prospectus and statement of additional information. The Shareholder Services Agent shall transfer or redeem such Class R Shares upon receipt of oral or written instructions or otherwise pursuant to the Portfolio’s then current prospectus and statement of additional information. Any cash redemption limitations applicable to a Portfolio shall apply at the Omnibus Account level and not at the Plan or Beneficiary level.

(b)                            Notice to Transfer Agent and the Portfolios. When Class R1 Shares and/or Class R2 Shares are redeemed (including the redemption side of a transfer), the Shareholder Services Agent shall, upon receipt of the instructions and documents in proper form, timely deliver to the Portfolio or its transfer agent through NSCC, a notification setting forth the number of Class R1 Shares and/or Class R2 Shares to be redeemed. Such Class R Shares shall be reflected on appropriate accounts maintained by the Shareholder Services Agent reflecting interests in outstanding Class R Shares attributed to the individual accounts of a Plan or Beneficiary.

(c)                              Payment of Redemption Proceeds. The Shareholder Services Agent shall, upon receipt of the monies paid to it by the Company for the redemption of Class R Shares, pay or credit such monies to the appropriate Plans and/or Beneficiaries. The Shareholder Services Agent shall not process or effect any redemption with respect to Class R Shares of a certain Portfolio after receipt by the Shareholder Services Agent of notification of the suspension of the determination of the net asset value of such Portfolio.

7.                                   Procedures

(a)                              Transmission of Instructions.       The procedures to be followed for purchases, redemptions, and exchanges pursuant to Sections 5 and 6 of this Schedule A shall be as set forth in this Section 7. The purchase price for Class R1 Shares and Class R2 Shares shall be either the applicable net asset value of such Class R1 Shares or Class R2 Shares or the applicable net asset value of such Class R Shares plus any applicable fees, as described in the then current Prospectus for the applicable class of the applicable Portfolio. For each class of each Portfolio and for each Omnibus Account maintained by the Shareholder Services Agent with such Portfolio, the Shareholder Services Agent shall transmit to NSCC (which shall forward the information to the transfer agent for each Portfolio), no more than ten aggregate purchase orders as follows:

(i)                                   5 purchase orders for each Omnibus Account expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)                                5 purchase orders for each Omnibus Account expressed in shares (sent via NSCC’s DCC&S System);

and no more than ten aggregate redemption orders as follows:

(1)                             5 redemption orders for each Omnibus Account expressed in dollars (sent via NSCC’s DCC&S System); and

(2)                             5 redemption orders for each Omnibus Account expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of the relevant Class R Shares in such categories based upon instructions from the Plans and/or Beneficiaries (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (“Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the net asset value of a Portfolio is calculated, as disclosed in the relevant then current prospectus(es).

On any given Business Day, the Shareholder Services Agent shall accept Instructions in proper form from Plans and/or Beneficiaries (or if applicable, their servicing agents) up to the Close of Trading, but in no event shall the Shareholder Services Agent accept Instructions that have been received by the Shareholder Services Agent after the Close of Trading on such Business Day. Instructions received in proper form by the Shareholder Services Agent after the Close of Trading on any Business Day shall be treated as if received on the next following Business Day.

(b)                            Transmission Deadlines for Plans. The transmission of orders for Plans will be accepted by the Company only if provided through NSCC’s DCC&S System in the file delivered to the Company or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Company after such 6:30 a.m. Eastern Time file is received will be rejected by the Company or its agent, subject to the Company’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Shareholder Services Agent may transmit Instructions to the Company, its transfer agent or as otherwise directed by the Company via facsimile by 7:30 a.m. Eastern Time on the next Business Day following the Trade Date. However, this paragraph will not be applicable to Instructions which have already been entered into NSCC but not received by the Company or its transfer agent. The Shareholder Services Agent must notify the Company of the existence of any such Instructions, and the Company and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, Sub-Administrator may transmit instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

(c)                             Settlement. Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (i) for net purchase Instructions, the Shareholder Services Agent shall wire payment, or arrange for payment to be wired by the Shareholder Services Agent’s designated bank, in immediately available funds, to the Portfolio’s custodial account; and (ii) for net redemption Instructions, the Company or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Shareholder Services Agent in writing. Wires from the Shareholder Services Agent must be received no later than the close of the Federal Reserve Wire Transfer System on the next day following the Trade Date on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for anyone Business Day shall exceed dollar limits set for each Portfolio by the Company, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process, (ii) settling the redemption outside of Fund/SERV, if necessary as determined in the discretion of the Company, at any time within seven (7) days after receipt of the redemption order in accordance with provisions of the Investment Company Act of 1940, or (iii) in any other manner provided for in the Portfolio’s then current prospectus and statement of additional information.

Nothing herein shall prevent a Portfolio from delaying or suspending the right of purchase or redemption in accordance with the provisions of the Investment Company 1940 Act and the rules thereunder.

(d)                              Errors. The Shareholder Services Agent shall be solely responsible for the accuracy of any Instruction transmitted to the Company or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Shareholder Services Agent’s representation to the Company that the Instruction is accurate, complete and duly authorized by the Plans and their Beneficiaries whose Portfolio shares are the subject of the Instruction. The Shareholder Services Agent shall assume responsibility for any loss to the Portfolio or its agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Shareholder Services Agent will immediately pay such loss to the Company or such Portfolio upon notification.

Each party shall notify the other of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Shareholder Services Agent agrees to maintain reasonable Errors and Omissions insurance coverage commensurate with the Shareholder Services Agent’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s net asset value per share, the Portfolio will follow the then current policy adopted for the sale and distribution of Portfolio shares regarding appropriate error correction standards. Any gain to the Shareholder Services Agent, a Plan or its servicing agent or Beneficiary attributable to the incorrect calculation or reporting of the daily net asset value shall be immediately returned to the Portfolio. The Shareholder Services Agent agrees to make commercially reasonable efforts to recover from the Plan or its servicing agent or Beneficiary any material losses incurred by the Company or the Portfolio as a result of the foregoing.

8.                                   Pricing Information and Dividends

The Shareholder Services Agent will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC system. With respect to the payment of distributions, upon request from the Company, with respect to each Portfolio and class, the Shareholder Services Agent will promptly provide the Company with an estimate of the cash payout amount which will be required for Beneficiaries of Plans who have elected to receive their distributions in cash and an estimate of the reinvestment amount which will be required for Beneficiaries of Plans who have elected reinvestment of distributions.

9.                                    Blue Sky Reports

The Portfolios are obligated to provide information to the relevant state securities administrators regarding sales of Class R1 Shares and Class R2 Shares in all applicable states. In order to accurately register the Portfolios’ shares for sale in all necessary jurisdictions, the Shareholder Services Agent represents, warrants and covenants that the relevant Plans investing in the Portfolios are qualified retirement plans organized under Section 401 (a) or 401 (k) of the Internal Revenue Code or employer sponsored non-qualified deferred compensation plans resident in the states reflected on the monthly report as the state of the underlying agent, and (please check one that applies):

☒ 1.

The Shareholder Services Agent will provide a monthly report, transmitted electronically in a spreadsheet format to Company, or transmitted (i) as an electronic feed directly to ClearSky (a/k/a ABD), (ii) via Surpass sub-accounting platform, or (iii) via State Street’s DST program. The report must be received by the Portfolio no later than ten (10) calendar days after the end of the month for which such report is due and shall be substantially in the format set forth in Exhibit 1 or as otherwise agreed upon by the Portfolio; or

☐ 2.

As an alternative to such report, a qualifying Shareholder Services Agent may be eligible to report all sales of Class R 1 and R2 Shares as sold in the state in which the Shareholder Services Agent is resident. The Shareholder Services Agent must exercise sufficient fiduciary control over the account such that the Shareholder Services Agent (and not the underlying investor) is deemed to be the Portfolio’s investor for purposes of the relevant state securities laws. By checking the box, the Shareholder Services Agent hereby represents, warrants and covenants that the above statement is true, and names the state in which the Shareholder Services Agent is deemed resident:

If at any time during the term of the Agreement these representations are no longer accurate, the Shareholder Services Agent shall promptly notify the Company in writing.

SCHEDULE B

All capitalized terms not otherwise defined in this Schedule B have the meaning set forth in the Shareholder Services Agreement.

Date: April 6, 2011

I.               Pursuant to the terms of the Shareholder Services Agreement for Class R 1 Shares and Class R2 Shares, as amended from time to time, the Shareholder Services Agent may effect transactions in the Class R1 Shares and the Class R2 Shares of the following Portfolios for any Plan:

A.              DFA Investment Dimensions Group Inc. available Portfolios:

Fund Name	Symbol	Cusip#

U.S. Targeted Value Class R1 Shares	DFTVX	233-203-231

U.S. Targeted Value Class R2 Shares	DFTPX	233-203-256

B.              Dimensional Investment Group Inc. available Portfolios:

Fund Name	Symbol	Cusip#

Global Equity Portfolio Class R2 Shares	DGERX	254-34D-682
Global 60/40 Portfolio Class R2 Shares	DFPRX	254-340-666
Global 25/75 Portfolio Class R2 Shares	DFGPX	254-340-641
DFA International Value Class R2 Shares	OFIPX	254-340-625

II.           Pursuant to the terms of the Shareholder Services Agreement for Class R 1 Shares and Class R2 Shares, as amended from time to time, the Shareholder Services Agent must obtain prior written approval from Dimensional’s Director of Institutional Services, Director of Financial Advisor Services or their respective designees prior to allowing any Plan to purchase Class R1 Shares or Class R2 Shares in the following Portfolios:

DFA Investment Dimensions Group Inc. available Portfolios:

Fund Name	Symbol	Cusip #

Emerging Markets Value Class R2 Shares	OFEPX	233-203-173

SCHEDULE C

Class R1 Shares

For the Shareholder Services provided to a Plan and its Beneficiaries by the Shareholder Services Agent, a Portfolio shall pay Shareholder Services Fees each month in an amount equal to the average daily net assets invested in the Class R1 Shares of such Portfolio by the Plan during the month multiplied by 10 basis points divided by 12.

Class R2 Shares

For the Shareholder Services provided to a Plan and its Beneficiaries by the Shareholder Services Agent, a Portfolio shall pay Shareholder Services Fees each month in an amount equal to the average daily net assets invested in the Class R2 Shares of such Portfolio by the Plan during the month multiplied by 25 basis points divided by 12.

SCHEDULE D

Rule 22c-2 Provisions

1.                                       Agreement to Provide Information. The Shareholder Services Agent (hereafter, an “Intermediary”) agrees to provide Dimensional Investment Group Inc. and/or DFA Investment Dimensions Group Inc. (each, the “Fund”), upon written request, the taxpayer identification number (“TIN”), the Individual/lnternational Taxpayer Identification Number (“ITIN”) \ or other government-issued identifier (“Gil”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

1.1.                         Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.

1.2.                         Form and Timing of Response.

1.2.1.

Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii),

1.2.2.	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

1.2.3.	To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

1.3.                         Limitations on Use of Information. The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices. The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund’s then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or B in the fourth digit, example 9XX-7X-XXXX .. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

2.                                       Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.1.                        Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or Gil, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or Gil is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.2.                        Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3.                        Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.                                       Definitions. For purposes of this Schedule D:

3.1.                        The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act?

3.2.                        The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

3.3.                        The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

3.3.1.                   with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

3.3.2.                   with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4.                          The term “written” includes electronic writings and facsimile transmissions.

3.5.                          The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.(3)

(2)          As defined in SEC Rule 22c·2(b). the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

“Financial intermediary” is defined in SEC Rule 22c-2(c)(1) as: “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C.

3.6.                          The term “purchase” does not include the automatic reinvestment of dividends.

3.7.                          The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan’s participant records.”

EXHIBIT 1: Form of Blue Sky Reports

Account_ID	Account_Code	Plan_ID	Plan_Name	Account Assets	Plan_Assets
MB		G12345	SAMPLE PLAN NAMER 1	98396.07	12814611.38
MC		G12344	SAMPLE PLAN NAMER 2	112539.07	12814611.38
NK		G12333	SAMPLE PLAN NAMER 3	41597.2	12814611.38
M4		G12222	SAMPLE PLAN NAMER 4	5075.82	311914.64
M2		G11111	SAMPLE PLAN NAMER 5	525.88	6004.62
MA		G54321	SAMPLE PLAN NAMER 6	116514.48	8527999.04
MB		G55432	SAMPLE PLAN NAMER 7	353511.17	8527999.04
M1		G55543	SAMPLE PLAN NAMER 8	23817.32	3876330.02
MA		G55554	SAMPLE PLAN NAMER 9	3421.92	3876330.02
MB		G55555	SAMPLE PLAN NAMER 10	124682.98	3876330.02

BrokeUD	Broker_LastName	Broker_FirstName	Broker_Entity	City	State
AA39967	PHILLIPS	JOE	NRP FINANCIAL INC	MANHATTAN	KS
AA39967	BAUER	DARRELL L	TRUSTMONT FINANCI	MANHATTAN	KS
AA39967	THORNBURGH	ERIC	DUNN AND ASSOC BE	MANHATTAN	KS
AA32412	MURDOCK	JANE	RETIREMENT RESOUI	ROSEVILLE	CA
AA56750	BURNS	TERRY	UNDEFINED	SAINT LOUIS	MO
AA08338	GILL	JOE	UNDEFINED	DUBLIN	OH
AA08338	ECCLESTON	MIKE	LINCOLN FINANCIAL	DUBLIN	OH
AA39967	PEANUT	SNOOP	WATERSTONE FINAN	MANHATTAN	KS
AA39967	BOTHAM	TRACI	LINCOLN FINANCIAL	MANHATTAN	KS
AA39967	RNOT	RTWO	LlNSCO/PRIVATE LED	MANHATTAN	KS

Zip	RIA_ID	RIA_LastN	RIA_FirstN	RIA_City	RIA_State	RIA_Zip	RIA_Affilial RepJD
66503							AA36538
66503							AA36538
66503							AA36538
95678							AA36538
63130							AA36538
43016							AA36538
43016							AA36538
66503							AA3653&
66503							AA36538
66503							AA36538

Rep_LastN	RepFirstl	Rep_City	Rep_State	Rep_Zip	Date	Inv_Name Cusip	Transaction_Type
BARDEN		INDIANAP	IN	46204	20101231	ABC FUND 25085408
SHANKS		INDIANAP	IN	46204	20101231	XYZ FUND 25085101
FROST		INDIANAP	IN	46204	20101231	123 FUND 25083841
MARKETING SERVIC		INDIANAP	IN	46204	20101231	321 FUND 25083502
HYPO		INDIANAP	IN	46204	20101231	101 FUND 02507M30:
FOGLE		INDIANAP	IN	46204	20101231	123 FUND 25085705
BOCA		INDIANAP	IN	46204	20101231	321 FUND 25085408
HABER		INDIANAP	IN	46204	20101231	101 FUND 24936304
BOTHAM		INDIANAP	IN	46204	20101231	909 FUND 25085705
UNSER		INDIANAP	IN	46204	20101231	321FUND 25085408

Code_Desc	Trans_Quantity	Purchase_Amount	Redemption_Amount	NCF _Amount
		21244.23	-75.31	21168.92
		21724.39	0	21724.39
		22582.01	0	22582.01
		23001.78	-4099.33	18902.45
		23275.7	-25900.34	-2624.64
		24116.45	-1109.1	23007.35
		24536.8	-6473.07	18063.73
		24630.66	0	24630.66
		24635.47	0	24635.47
		25114.82	-1003.6	24111.22

EXHIBIT 2: Form of Monthly Reports

See Exhibit 1.